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                                                                  EXHIBIT 3.2(b)

            [Free Non-Binding Translation From the Hebrew Original]

  MINISTRY OF JUSTICE                                    REGISTRAR OF COMPANIES


                        [Shield of the State of Israel]
                                STATE OF ISRAEL




          Authorization of Registration of  Increase in Share Capital
          -----------------------------------------------------------


Accent Software International Ltd.


1. I hereby notify you that on 18/07/99 the special resolution dated 25/06/99, regarding the increase in share capital in the amount of 650,000.00 New Israeli Shekels, was registered.

2. A notice thereof shall be published in the Official Gazette.



Company number: 52-004271-4



P.P./Registrar of Companies
      [signed]


________________________________________________________________________________
            Clal Center (13th Floor), 97 Jaffa Rd. Jerusalem 94340
              Tel. 02-6209444, P.O. Box 28178, Jeruslaem,  91281